UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2024

NATURE’S MIRACLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41977	88-3986430
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3281 E. Guasti Road, Suite 175 Ontario, CA 91761	91761
(Address of registrant’s principal executive office)	(Zip code)

(909) 218-4601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NMHI	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock, at an exercise price of $11.50 per share	NMHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2024, Nature’s Miracle Holding Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Borrowers”), and the Company as guarantor (the “Guarantor”), entered into a Business Loan and Security Agreement (the “Agreement”) with Maximcash Solutions LLC (the “Lender”). Under the Agreement, the Lender loaned $311,000 (the “Loan”) to the Borrowers, which includes an $11,000 origination fee deducted at the time of funding. The Loan carries an interest rate of 51.64% and an annual percentage rate of 59.40%. The Loan matures on January 14, 2026. The Borrowers will repay the Loan in 26 biweekly payments of $15,430.38, with a total repayment amount of $401,190 over a 12-month term. The Loan is secured by all present and after-acquired property of the Borrowers.

Under the Agreement and its early discount addendum, a prepayment interest reduction percentage of 5% with respect to the unpaid interest remaining on the Loan will be applied to the extent that the Borrowers prepay the Loan in whole in accordance with, and subject to, Section 9 of the Agreement. The 95% of the remaining unpaid interest will still be due upon any prepayment in whole. Partial prepayments will not reduce the total interest expense. Notwithstanding the prepayment terms set forth in Section 9 of the Agreement, the total repayment amount will be reduced to $349,875 (the “Reduced Repayment Amount”) if the Borrowers deliver the total repayment amount within 90 days of the disbursement amount being paid by the Lender. If an Event of Default (as defined in the Agreement) occurs, the Reduced Repayment Amount is not applicable.

Under the stacking prohibited addendum to the Agreement, the Borrowers are prohibited from entering into any cash advance that relates to or involves its future receipts, or any loan agreement with any party other than the Lender where the interest rate on such loan is greater than 10% for the duration of the Agreement, except for bank loans, bank financing arrangements, or arrangements facilitating repayment of the Lender’s total repayment amount prior to releasing funds to the Borrowers.

As additional security for the Loan, the Company issued 311,000 shares of its common stock (the “Pledge Shares”) to the Lender. In an Event of Default and upon receiving demand for registration by the Lender, the Company is required to file with the Securities and Exchange Commission a registration statement providing for the resale by the Lender of the Pledge Shares.

The foregoing summary of the Agreement and its addendums is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement and its addendums, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Business Loan and Security Agreement dated as of December 30, 2024.
10.2	Early Discount Addendum to Business Loan and Security Agreement
10.3	Stacking Prohibited Addendum to Business Loan and Security Agreement
10.4	Seller Definition Addendum to Business Loan and Security Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2025

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

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